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                                                                       EXHIBIT 3

                       NAVISTAR INTERNATIONAL CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                       ----------------------------------
                      ARTICLES OF INCORPORATION AND BY-LAWS


The following documents of Navistar International Corporation are incorporated herein by reference:

   3.1  Restated   Certificate  of  Incorporation   of  Navistar   International
        Corporation effective July 1, 1993, filed as Exhibit 3.2 to Annual Report on Form 10-K dated October 31, 1993, which was filed on January 27, 1994, Commission File No. 1-9618, and amended as of May 4, 1998.

   3.2 The By-Laws of Navistar International Corporation effective April 14, 1995, filed as Exhibit 3.2 on Annual Report on Form 10-K dated October 31, 1995, which was filed on January 26, 1996, on Commission File No. 1-9618.

   3.3 Certificate of Designation, Preferences and Rights of Junior Participat-ing Preferred Stock, Series A of Navistar International Corporation. Filed as Exhibit 3.3 to Form 10-Q dated June 11, 1999. Commission File No. 1-9618.
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